EXECUTIVE SERVICES AGREEMENT

THIS AGREEMENT is dated for reference of the 8th day of August, 2011 (the "Effective Date").

AMONG:

QUANTUM SOLAR POWER CORP., a Nevada corporation having its head office at Suite 300, 1055 West Hastings Street, Vancouver BC V6E 2E9

(the "Company")

OF THE FIRST PART

AND:

TEAM SOLAR BV, a Netherlands company having its head office at Boterbloem 8 NL-5351 MV Berghem, Netherlands

("TSBV")

OF THE SECOND PART

AND:

STEVEN PLEGING, an individual having an address at Boterbloem 8 NL-5351 MV Berghem, Netherlands

(the "Executive")

OF THE THIRD PART

WHEREAS:

A. The Company is engaged in the business of developing, and marketing a unique proprietary solar technology (the "Technology").

B. The Executive is a solar technology expert with over 12 years of experience in the solar technology industry and acts as principal of TSBV, an international solar technology consulting firm.

C. The Company desires to retain TSBV to provide the services of the Executive to act as Chairman of the Company and the Executive has agreed to act as Chairman of the Company and to provide his services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. ENGAGEMENT AS AN EXECUTIVE

1.1 The Company hereby engages TSBV to provide the services of the Executive (as defined in Section 3) in accordance with the terms and conditions of this Agreement, and TSBV hereby accepts such engagement, and the Executive hereby agrees to provide his services to the Company, as an employee of TSBV, in order to enable TSBV to provide the executive services in accordance with the terms and conditions of this Agreement.

2. TERM OF THIS AGREEMENT

2.1 The term shall become effective and begin as of the Effective Date, and shall continue until close of business on August 7, 2012 (the "Term"), unless this Agreement is earlier terminated in accordance with the terms of this Agreement or extended in accordance with Section 2.2 or otherwise extended by the Board of Directors of the Company.

2.2 If this Agreement is not terminated by August 7, 2012, the term of this Agreement shall renew for an additional year unless the Agreement is earlier terminated in accordance with the terms of this Agreement.

3. EXECUTIVE SERVICES

3.1 The Executive agrees to act Chairman or such other position as determined by the Board of Directors of the Company and to perform the following services and undertake the following responsibilities and duties to the Company (the "Executive Services"):

(a) exercising general direction and supervision over the business affairs of the Company;

(b) providing overall direction to the management of the Company;

(c) preparing a comprehensive business plan and budget;

(d) implementing the business plan;

(e) advancing the Company presence in the solar technology industry;

(f) providing written monthly activity and progress reports to the Board of Directors;

(g) obtaining funding acceptable to meet the targets set out in Section 3.2; and

(h) performing such other duties and observing such instructions as may be reasonably assigned from time to time by or on behalf of the Board of Directors of the Company, provided such duties are within the scope of the Company's business.

3.2 The Executive will achieve the following targets under the Agreement:

(a) obtain cash flow to the Company of EUR 3,000,000 either through equity, industry partnering or licensing within five (5) months of the Effective Date; and

(b) generate additional cash flow to the Company of EUR 5,000,000 within eight (8) months of the Effective Date.

3.3 The Company shall provide the Executive with the support necessary to assist him in meeting the targets set out in Section 3.2.

3.4 The Executive shall devote not less than one hundred (100) hours per month during the first three (3) months and not less than one hundred and forty (140) hours per month during each subsequent month to the business affairs of the Company in order to discharge his duties under this Agreement (the "Minimum Time"). TSBV, the Executive and the Company agree that travel time by the Executive will be included in the Minimum Time. In the event that the Executive discharges his duties to the Company in excess of the Minimum Time per month, TSBV and the Executive may apply those additional hours to subsequent months.

3.5 Notwithstanding Section 3.4, nothing in this Agreement shall limit The Executive's ability to continue to provide, through TSBV, solar technology services to third party clients that are not in competition with the Company, so long as such services do not interfere with the Executive's ability to provide the Executive Services under this Agreement.

3.6 TSBV and the Executive will at all times be an independent contractor and TSBV and the Executive will not be deemed to be an employee of the Company. TSBV will be responsible for all taxes or deductions as required to be remitted in TSBV's country of domicile.

4. EXECUTIVE REMUNERATION

4.1 During the first three (3) months of this Agreement, the Company shall pay TSBV a fee in consideration of the provision of the Executive Services of EUR 12,000 per month (the "Initial Fee").

4.2 During the remainder of the Agreement, the Company shall pay TSBV a fee in consideration of the provision of the Executive Services of EUR 15,000 per month (the "Subsequent Fee").

4.3 TSBV or at its option the Executive, shall receive a bonus of 250,000 shares of the Company's common stock if the Executive achieves the target set out in Section 3.2(a) and the agreement has not been otherwise terminated. In the event the Executive fails to meet the target but raises at least EUR 1,000,000 TSBV or at its option the Executive, will be entitled to receive a proportional amount of the 250,000 shares.

4.4 If the Agreement is extended at the end of the Term, TSBV or at its option the Executive, shall receive an additional 250,000 shares of the Company's common stock and the Executive shall receive options to purchase 1,500,000 shares of Company's common stock at a price determined by the Board of Directors in accordance with the Company's 2011 Stock Option Plan (the "Options").

4.5 The Initial Fee and Subsequent Fee shall be payable by the Company to TSBV on the first business day of each month during the term of the Agreement.

4.6 The Company may cease payment of the Initial Fee and Subsequent Fee to TSBV if the Executive fails to provide the Executive Services to the Company.

4.7 TSBV and the Executive represent that they are not "U.S. Persons" as that term is defined in Regulation S of the U.S. Securities Act of 1933 and are not acquiring the securities for the account or benefit of a U.S. person.

4.8 TSBV and the Executive acknowledge that any shares or shares issued on exercise of options will be restricted securities and will bear the following restrictive legend:

> **"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT".**

5. REIMBURSEMENT OF EXPENSES

5.1 Upon submission of proper receipts in accordance with the Company's expense reimbursement policies and procedures as may exist from time to time, the Company will reimburse TSBV or the Executive for all normal and reasonable travel, and other expenses incurred by TSBV and the Executive during the Term in performance of the Executive's responsibilities to the Company.

6. **INSURANCE**

6.1 The Company shall, as soon as practicable, obtain director and officer liability insurance and include the Executive in the coverage of the policy. The policy on director and officer liability insurance shall cover all claims that arise while the Executive serves as a director or officer the Company. The policy on director and officer liability insurance shall not cover any claims that arise before the Company obtains director and officer liability insurance.

7. COMPANY ACKNOWLEDGEMENTS

7.1 Subject to Section 7.2, the Company acknowledges that:

(a) the Executive has provided solar technology consulting services to his clients on a worldwide basis and the Executive may continue to have ongoing solar technology consulting relations with its clients in these regions;

(b) TSBV will may continue to provide solar technology consulting services to its clients; and

(c) the Executive is a principal consultant of TSBV and continues to provide solar technology consulting services on behalf of TSBV.

7.2 The Company consents the activities in Section 7.1, so long as TSBV and the Executive's clients are not in direct competition with the Company and such activities do not interfere with the Executive's ability to meet his obligations under this Agreement

8. TERMINATION

8.1 The Company may terminate this Agreement:

(a) on thirty (30) days notice if the executive fails to meet the targets set out in Section 3.2; or

(b) without notice upon the occurrence of any of the following events of default (each an "Event of Default"):

(i) TSBV's or the Executive's commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(ii) the neglect or breach by TSBV or the Executive of material obligations or agreements under this Agreement;

(iii) TSBV's or the Executive's refusal to follow lawful directives of the Board of Directors of the Company; or

(iv) TSBV or the Executive being unwilling or unable to perform the services to be performed under the terms of this Agreement,

8.2 TSBV or the Executive may terminate this Agreement at any time upon thirty (30) days written notice.

8.3 On termination of this Agreement, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

9. PROPRIETARY INFORMATION AND DEVELOPMENTS

9.1 TSBV and the Executive will not at any time, whether during or after the termination of this Agreement, for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Executive Services to the Company, and TSBV and the Executive shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner. Trade secrets or confidential information shall include, but not be limited to, the Company's intellectual property, research activities and findings, financial statements and projections, expansion proposals, property acquisition opportunities and business relationships with banks, lenders and other parties not otherwise publicly available.

10. RELIEF

10.1 TSBV and the Executive hereby expressly acknowledge that any breach or threatened breach by TSBV and the Executive of any of the terms set forth in Section 9 of this Agreement

may result in significant irreparable and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including, but not limited to, injunctive relief or other equitable remedies.

11. PARTIES BENEFITED; ASSIGNMENTS

11.1 This Agreement shall be binding upon, and inure to the benefit of, TSBV and the Executive, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by TSBV or the Executive.

12. NOTICES

12.1 Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed to the parties at the above-mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the seventh business day after and excluding the day of mailing.

13. GOVERNING LAW

13.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

14. REPRESENTATIONS AND WARRANTIES

14.1 TSBV represents and warrants to the Company that (a) TSBV and the Executive are under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of their duties hereunder or other rights of Company hereunder, and (b) the Executive is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

15. MISCELLANEOUS

15.1 This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

15.2 This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

15.3 No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

15.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

15.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to

any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

15.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

15.7 This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the 31 day of August, 2011.

QUANTUM SOLAR POWER CORP.
by its authorized signatory:

____
DARYL EHRMANTRAUT,
Chief Executive Officer and President

TEAM SOLAR BV
by its authorized signatory:

____
Steven Pleging

____
STEVEN PLEGING